UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	January 8, 2007
(Date of earliest event reported):	January 4, 2007

Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-733-4101

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02:

On January 4, 2007, D&E Communications, Inc. (the “Company”) and James W. Morozzi, CEO, entered into an amendment to Mr. Morozzi’s existing employment agreement.  In addition, the Company entered into an employment agreement with each of the following officers of the Company:  Thomas E. Morell, Senior Vice President, CFO and Treasurer, Albert H. Kramer, Senior Vice President Operations and W. Garth Sprecher, Senior Vice President and Secretary.

The amendment to Mr. Morozzi’s agreement added a “single trigger” change of control provision which permits him, within 90 days following the effective date of a change of control, to terminate his employment without good reason and receive a lump sum equal to his annual salary, contingent upon his providing at least 9 months of transition service to the Company following the change in control.  Mr. Morozzi will forfeit his change of control payment if his employment is terminated before the end of the 9 month transition period by the Company for cause or by Mr. Morozzi without good reason.  In addition, if he receives the change of control payment described above, Mr. Morozzi will also receive (i) an additional supplemental annual retirement benefit and (ii) payment of the amount that would have been due him under any Short Term Incentive Plan (“STIP”) in effect at the time.

Mr. Morell’s employment agreement provides for a two year term which is extended for an additional one year term on each anniversary date of the agreement.  If Mr. Morell’s employment is terminated without cause or he leaves for good reason, the Company must pay him the greater of (x) his full salary from the date of termination through the last day of the then current term; or (y) an amount equal to one year's salary at his then current salary.  In addition, the Company must pay Mr. Morell:  (i) an additional supplemental annual retirement benefit; (ii) the amount that would have been due to Mr. Morell under any STIP in effect at the time; and (iii) the fees and costs charged by a nationally recognized outplacement, not to exceed a period of twelve (12) months after termination and the amount of $12,500.  If Mr. Morell’s employment is terminated by his death, the Company will pay Mr. Morell’s beneficiaries his full salary, plus any accrued paid time off and any benefits that have vested or are then otherwise owed to him, through the date of termination and for an additional 4 weeks.

Mr. Morell’s agreement contains a “double-trigger” change of control benefit under which Mr. Morell will receive two times his salary as well as a supplemental annual retirement benefit and any STIP payment that would otherwise have been earned by him, if, within the 12 months immediately following the effective date of a change of control, he is terminated without cause or leaves for good reason.  It also contains a “single trigger” change of control benefit equal to one times his salary if, within 90 days following the effective date of a change of control, he elects to terminate his employment without good reason.  The terms of this single trigger change of control benefit are identical to those of Mr. Morozzi, described above.  In addition, Mr. Morell has agreed not to compete with the Company during the term of his employment and for a period of one year after his employment terminates; provided that, if his employment is terminated without cause or for good reason, the restricted period is the same as the period during which he is entitled to salary continuation payments. For a period of two years after termination of his employment, Mr. Morell has also agreed not to solicit the Company's employees or customers.

Mr. Kramer’s employment agreement provides for a two year term which is extended for an additional one year term on the second anniversary of the agreement and on each anniversary of the agreement thereafter.  If Mr. Kramer’s employment is terminated without cause or if he leaves for good reason, the Company must pay him the greater of (x) his full salary from the date of termination through the last day of the then current term; or (y) an amount equal to one year's Salary at his then current Salary.  In addition, the Company must pay Mr. Kramer:  (i) an additional supplemental annual retirement benefit; (ii) the amount that would have been due to Mr. Kramer under any STIP in effect at the time; and (iii) the fees and costs charged by a nationally recognized outplacement, not to exceed a period of twelve (12) months after termination and the amount of $12,500.    If Mr. Kramer’s employment is terminated by his death, the Company will pay Mr. Kramer’s beneficiaries his full salary, plus any accrued paid time off and any benefits that have vested or are then otherwise owed to him, through the date of termination and for an additional 4 weeks.

Mr. Kramer’s agreement also provides for change of control benefits.  It contains a “double-trigger” change of control benefit under which Mr. Kramer will receive one and one-half times his salary as well as a supplemental annual retirement benefit and any STIP payment that would otherwise have been earned, if, within the 12 months immediately following the effective date of a change of control, he is terminated without cause or leaves for good reason.  In addition, Mr. Kramer has agreed not to compete with the Company during the term of his employment and for a period of one year after his employment terminates; provided that, if his employment is terminated without cause or for good reason, the restricted period is the same as the period during which he is entitled to salary continuation payments. For a period of two years after termination of his employment, Mr. Kramer has also agreed not to solicit the Company's employees or customers.

Mr. Sprecher’s agreement provides for a term ending December 31, 2007.  If Mr. Sprecher’s employment is terminated without cause or if he leaves for good reason, the Company must pay him his full salary from the date of termination through the last day of the then current term.  In addition, the Company must pay Mr. Sprecher:  (i) an additional supplemental annual retirement benefit; and (ii) the amount that would have been due to Mr. Sprecher under any STIP then in effect.  If Mr. Sprecher’s employment is terminated by his death, the Company will pay Mr. Sprecher’s beneficiaries his full salary, plus any accrued paid time off and any benefits that have vested or are then otherwise owed to him, through the date of termination and for an additional 4 weeks.  In addition, Mr. Sprecher has agreed not to compete with the Company during the term of his employment and for a period of one year after his employment terminates; provided that, if his employment is terminated without cause or for good reason, the restricted period is the same as the period during which he is entitled to salary continuation payments. For a period of one year after termination of his employment, Mr. Sprecher has also agreed not to solicit the Company's employees or customers.

On January 4, 2007, the Board of Directors of the Company approved the establishment of certain short term incentive compensation arrangements pursuant to the D&E Communications, Inc. Exempt Employee Short-Term Incentive Plan (the "2007 Short-Term Incentive Plan"), effective as of January 1, 2007.  The 2007 Short-Term Incentive Plan provides for the payment of cash bonuses to certain eligible employees of the Company, subject to the satisfaction of certain Company and individual performance measures, including achievement of a certain level of EBITDA.  The amounts that could be earned by the named executive officers if the threshold, target and optimum performance measures are met are set forth below.  The percentages shown represent a percentage of each person’s base salary:

Name	Threshold	Target	Optimum
James W. Morozzi Chief Executive Officer	10%	35%	50%
Thomas E. Morell Senior Vice President, Chief Financial Officer and Treasurer	8%	25%	40%
W. Garth Sprecher Senior Vice President and Secretary	8%	25%	40%
Albert H. Kramer Senior Vice President- Operations	8%	25%	40%

On January 4, 2007, the Board of Directors of the Company also approved the grant of 19,000 performance restricted shares and 62,900 options to certain employees of the Company pursuant to the 1999 Long-Term Incentive Plan of D&E Communications, Inc. (the “LTIP”), effective as of January 1, 2007, including 10,000 performance restricted shares and 36,500 options granted to executive officers of the Company.  The performance restricted shares and options awarded to executive officers of the Company were as follows:

Name	Number of Performance Restricted Shares	Number of Options
James W. Morozzi Chief Executive Office	6,000	20,000
Thomas E. Morell Senior Vice President, Chief Financial Officer and Treasurer	2,000	7,000
W. Garth Sprecher Senior Vice President and Secretary	0	2,500
Albert H. Kramer Senior Vice President- Operations	2,000	7,000

Awards granted under the Long-Term Incentive Plan entitle a participant to receive a target number of shares of common stock based upon the Company's attainment of predetermined goals over a specified performance period. The Board of Directors provided that the performance restricted shares granted on January 4, 2007 are conditioned upon the Company’s attainment of certain net income goals and continued employment by the employees, over a three year period beginning January 1, 2007.  The Stock Options will vested over a 3 year period, with one-third vesting at the end of each year in that period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 8, 2007	D&E COMMUNICATIONS, INC. By: /s/ W.Garth Sprecher W. Garth Sprecher Senior Vice President and Secretary

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